Exhibit 99.1
Innovus Pharma Reports Record Quarterly Revenues for the Third Quarter of 2016
Increasing 947% to $1.9 Million and Record Nine Months Ended September 2016
Revenues Increasing 463% to $3.1 Million

Company Affirms Revenue Guidance of $5 Million for Fiscal Year 2016

SAN DIEGO, November 10, 2016 – Innovus Pharmaceuticals, Inc., (“Innovus Pharma”) (OTCQB: INNV), today announced a 947% increase in third quarter of 2016 revenues to a record $1.9 million compared to $0.2 million in revenues for the same period in 2015 and a 463% increase in the nine months ended September 30, 2016 revenues to $3.1 million compared to $0.6 million in revenue for the same period in 2015.

“Our increase in revenues for the third quarter is a testament to our Beyond Human marketing platform we acquired in March 2016 and to the high value products we commercialize,” stated Bassam Damaj, President and Chief Executive Officer of Innovus Pharma. “During the third quarter we strengthened our balance sheet by raising $3.0 million from institutional investors, in-licensed and launched additional products under our Beyond Human Sales and Marketing Platform, and strengthened our senior management team. We are on track to meet our 2016 revenue guidance of $5.0 million and we continue to be focused on executing on our goals of expanding our product line, making our products commercially available, and achieving our projected 2017 goals of profitability and $15 million in revenues.”

Financial highlights for the three months ended September 30, 2016

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Net revenues totaled $1.9 million for the three months ended September 30, 2016, compared to net revenues of $0.2 million for the three months ended September 30, 2015.
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Gross margins increased to 82.4% for the three months ended September 30, 2016, nearly 40% higher than gross margins for the three months ended September 30, 2015 which totaled 43.1%.
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Total operating expenses increased to $4.1 million and included $0.7 million in non-cash share-based compensation for the three months ended September 30, 2016.
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Net loss totaled $4.4 million, or $0.04 per common share, for the three months ended September 30, 2016. The net loss included interest expense of $3.7 million, of which $3.6 million was non-cash and related to amortization of debt discounts and the excess initial fair value of the embedded conversion feature from our 2016 financing. Net loss for the three months ended September 30, 2015 totaled $0.9 million or $0.02 per common share.
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Cash balance totaled $1.5 million at September 30, 2016.

Financial highlights for the nine months ended September 30, 2016

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Net revenues totaled $3.1 million for the nine months ended September 30, 2016, compared to net revenues of $0.6 million for the nine months ended September 30, 2015.
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Gross margins increased to 77.2% for the nine months ended September 30, 2016, compared to gross margins of 56.6% for the nine months ended September 30, 2015.
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Total operating expenses increased to $7.0 million and included $1.9 million in non-cash share-based compensation for the nine months ended September 30, 2016.
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Net loss totaled $10.3 million, or $0.12 per common share, for the nine months ended September 30, 2016. The net loss included interest expense of $6.0 million, of which $5.8 million was non-cash and related to amortization of debt discounts and the excess initial fair value of the embedded conversion feature from our 2016 financing. Net loss for the nine months ended September 30, 2015 totaled $3.2 million or $0.06 per common share.

Third quarter 2016 and recent highlights included:

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Announced the initiation of a pre-clinical and clinical program intended to evaluate the safety and efficacy of the combination of its supplement Vesele® for promoting sexual health with sildenafil indicated for treating erectile dysfunction.
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Entered into an exclusive licensing agreement with Seipel Group for the rights to market Urox® Formulation which has been clinically proven to reduce urinary urgency, accidents and both day and night frequency in Overactive Bladder (OAB) and Urinary Incontinence (UI), and will be marketed under the name UriVarx™.
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Announced the launch of Sensum+® under the Beyond Human Sales and Marketing Platform, which is clinically proven to increase penile sensitivity, in the U.S.
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Announced the launch of its brain health supplement, RecalMax™ under the Beyond Human Sales and Marketing Platform in the U.S.
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Announced the appointment of Mr. Robert E. Hoffman as Executive Vice President and Chief Financial Officer.
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Closed on $3 million in financing.
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Continued our preparation for the anticipated launch of FlutiCare™ in the second quarter of 2017 if approved by the FDA by the end of 2016.

The Company will host a conference call at 4:30 p.m. ET/1:30 p.m. PT today to discuss the financial results and recent business developments. To participate in the call, please dial 1-877-883-0383 for domestic callers or 1-412-902-6506 for international callers. Participant Elite Entry Number: 3007123. A replay of the call will be available for 30 days.  To access the replay, dial 1-877-344-7529 domestically or 1-412-317-0088 internationally and reference Conference ID: 10096488. The replay will be available shortly after the end of the conference call.

 Condensed Consolidated Statements of Operations

	Three months ended		Nine months ended
	September 30,		September 30,
	2016	2015	2016	2015
	(unaudited)		(unaudited)
Revenues
Product sales, net	$1,882,129	$179,744	$3,126,112	$555,069
License revenue	-	-	1,000	5,000
Total net revenues	1,882,129	179,744	3,127,112	560,069

Operating Expenses
Cost of product sales	331,227	102,359	714,284	242,808
Research & development	43,775	-	47,667	-
Sales & marketing	1,972,155	80,682	2,257,166	132,778
General & administrative	1,779,048	650,539	4,012,357	2,948,413
Total operating expenses	4,126,205	833,580	7,031,474	3,323,999

Loss from operations	(2,244,076)	(653,836)	(3,904,362)	(2,763,930)

Other Income and (Expenses)
Interest expense	(3,727,168)	(473,360)	(6,000,752)	(744,726)
Loss on extinguishment of debt	-	-	-	(32,500)
Other income, net	194,744	-	196,620	-
Change in fair value of derivative liabilities	1,350,688	268,449	(632,627)	316,378
Total other expense, net	(2,181,736)	(204,911)	(6,436,759)	(460,848)

Net loss	$(4,425,812)	$(858,747)	$(10,341,121)	$(3,224,778)

Net loss per share of common stock – basic and diluted:	$(0.04)	$(0.02)	$(0.12)	$(0.06)

Weighted average number of shares of common stock outstanding – basic and diluted	104,972,645	55,076,819	86,498,234	59,486,501

Condensed Consolidated Balance Sheet Data

	September 30, 2016	December 31, 2015
	(unaudited)	1
Assets
Cash	$1,454,545	$55,901
Accounts receivable, net	30,875	83,097
Prepaid expenses & other current assets	1,179,212	53,278
Inventories	396,772	254,443
Intangible assets & other non-current assets	5,998,132	5,900,286
Total assets	$9,059,536	$6,347,005
Liabilities & Stockholders' Deficit
Accounts payable & accrued liabilities	$1,623,547	$258,695
Total accrued compensation	2,023,856	1,442,790
Deferred revenue & customer deposits	11,000	24,079
Accrued interest payable	30,656	79,113
Total notes payable and non-convertible debentures	407,129	303,551
Total derivative liabilities	1,330,593	734,572
Total contingent consideration	3,229,804	3,229,804
Total line of credit convertible debenture and non-convertible debenture – related party, net of discount	-	416,472
Convertible debentures, net of discount	410,580	407,459
Total stockholders' deficit	(7,629)	(446,338)
Total liabilities & stockholders' deficit	$9,059,536	$6,347,005

1 The Condensed Consolidated Balance Sheet Data has been derived from the audited financial statements as of that date.

About Innovus Pharmaceuticals, Inc.

Headquartered in San Diego, Innovus Pharma is an emerging commercial stage pharmaceutical company delivering over-the-counter medicines and consumer care products for men's and women's health and respiratory diseases. The Company generates revenues from its lead products (a) BTH® Testosterone Booster, (b) BTH® Human Growth Agent, (c) Zestra® for female arousal and (d) EjectDelay® for premature ejaculation and has an additional five marketed products in this space, including (e) Sensum+® to help with reduced penile sensitivity, (f) Zestra Glide®, (g)Vesele® for promoting sexual health, (h) RecalMax™ for promoting brain and cognitive health, (i) Androferti® (in the US and Canada) to support overall male reproductive health and sperm quality, (j) BTH Vision Formula, (k) BTH Blood Sugar, among others and FlutiCare™ OTC for allergic rhinitis, if its ANDA is approved by the U.S. FDA.

For more information, go to www.innovuspharma.com, www.zestra.com; www.ejectdelay.com; www.myvesele.com; www.sensumplus.com; www.myandroferti.com; www.beyondhumantestosterone.com; www.getbeyondhuman.com; www.trybeyondhuman.com; www.recalmax.com; www.urivarx.com.

Innovus Pharma’s Forward-Looking Safe Harbor
Statements under the Private Securities Litigation Reform Act, as amended: with the exception of the historical information contained in this release, the matters described herein contain forward-looking statements that involve risks and uncertainties that may individually or mutually impact the matters herein described for a variety of reasons that are outside the control of the Company, including, but not limited to, receiving patent protection for any of its products, receiving approval or to be compliant with the requirements of any relevant regulatory authority, to successfully commercialize its products and to achieve its other development, commercialization, meeting its sales projections, financial and staffing objectives. Readers are cautioned not to place undue reliance on these forward-looking statements as actual results could differ materially from the forward-looking statements contained herein. Readers are urged to read the risk factors set forth in the Company's most recent annual report on Form 10-K, subsequent quarterly reports filed on Form 10-Q and other filings made with the SEC. Copies of these reports are available from the SEC's website or without charge from the Company.
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Contact:
Kevin Holmes
Chesapeake Group
410-825-3930
info@chesapeakegp.com

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